Exhibit 32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of PracticeXpert, Inc. (the "Company"), on Form 10-QSB for the period ending March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Jonathan Doctor, President of the Company, and Michael Manahan, Chief Financial Officer of the Company, respectively certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/S/ JONATHAN DOCTOR                        /S/ MICHAEL MANAHAN
-------------------------                  -------------------------
Jonathan Doctor,                           Michael Manahan,
Chief Executive Officer                    Chief Financial Officer
May 19, 2004                               May 19, 2004

A signed original of this written statement required by Section 906 has been provided to PracticeXpert, Inc., and will be retained by PracticeXpert, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.